Exhibit 99.1

PhaseBio Announces Positive Results from Phase 2b Trial for Bentracimab

Results presented on April 2nd during a Late Breaking Featured Clinical Research Presentation at the American College of Cardiology’s 71st Annual Scientific Session (ACC.22)

Trial achieved primary reversal endpoint in older volunteers

Bentracimab was well tolerated in the Phase 2b trial, with no drug-related serious adverse events or thrombotic events reported

Malvern, PA and San Diego, CA, April 4, 2022 — PhaseBio Pharmaceuticals, Inc. (Nasdaq: PHAS), a clinical-stage biopharmaceutical company focused on the development and commercialization of novel therapies for cardiovascular diseases, today announced the complete results from its Phase 2b clinical trial of bentracimab that were presented on April 2nd during a Late Breaking Featured Clinical Research Presentation at the American College of Cardiology’s 71st Annual Scientific Session (ACC.22). The Phase 2b trial was a multi-center, randomized, double-blind, placebo-controlled study, which enrolled a total of 205 older volunteers (50-80 years old), with 154 subjects receiving bentracimab and 51 subjects receiving placebo, after all were pretreated with dual antiplatelet therapy composed of ticagrelor and low-dose aspirin. The Phase 2b pivotal trial was conducted concurrently with the company’s ongoing REVERSE-IT Phase 3 pivotal trial of bentracimab, as agreed upon with the U.S. Food and Drug Administration (FDA) following an End-of-Phase 1 meeting in July 2019. Bentracimab is a novel, recombinant, human monoclonal antibody antigen-binding fragment designed to reverse the antiplatelet activity of ticagrelor in patients presenting with uncontrolled bleeding or in need of surgery.

The primary efficacy endpoint for the Phase 2b trial was reversal of ticagrelor’s inhibition of platelet function in actively treated subjects versus placebo as measured using the point-of-care VerifyNow® PRUTest® platelet function assay (VerifyNow). In the Phase 2b trial, bentracimab significantly restored platelet function within five minutes of administration (p<0.001), as measured by multiple assays including VerifyNow. The reversal results were tightly correlated across all assays used in the study to measure platelet function. VerifyNow is also the primary measurement used to evaluate efficacy in the ongoing REVERSE-IT Phase 3 trial.

There were no drug-related serious adverse events or thrombotic events reported in the Phase 2b trial. Overall, bentracimab appeared well tolerated, with subjects reporting only non-serious adverse events. The most-commonly reported adverse events were injection site bruising and headache, with similar rates seen in both the placebo and active-treatment arms. There was no significant difference between bentracimab and placebo for any of the adverse events reported.

“The positive data from this Phase 2b trial of bentracimab build on the prior results that have already been published in the New England Journal of Medicine and NEJM Evidence,” said Deepak L. Bhatt, M.D., MPH, Executive Director of Interventional Cardiovascular Programs, Brigham and Women's Hospital and Professor of Medicine at Harvard Medical School. “Based on these data, and the other clinical results we have seen to date, bentracimab appears to be a promising option for ticagrelor reversal once it is hopefully approved.”

Exhibit 99.1

These complete safety and efficacy data from the Phase 2b trial are consistent with results from PhaseBio’s previously completed Phase 1 trial, conducted in healthy younger volunteers treated with ticagrelor alone and not aspirin, and its Phase 2a trial, conducted in healthy, older (ages 50-80) subjects on dual antiplatelet therapy of ticagrelor and low-dose aspirin and with topline results previously announced for the Phase 2b trial on November 3, 2021. More than 300 subjects have been treated with bentracimab across the Phase 1, 2, and 3 clinical trials that comprise the bentracimab development program. Additional information on the Phase 2b trial can be found on www.ClinicalTrials.gov using the identifier NCT04122170.

“The Phase 2b trial of bentracimab is a key component of our pivotal development program and we are pleased with the results presented by Dr. Bhatt at ACC.22," said John Lee, M.D., Ph.D., Chief Medical Officer of PhaseBio. “The trial results provide support for the safety and efficacy profile of bentracimab, and also provide key safety data that will be included as part of our planned Biologics License Application (BLA) submission to the FDA, which remains on track for mid-2022.”

Bentracimab has been studied in Phase 1 and Phase 2 clinical trials and has demonstrated the potential to bring life-saving therapeutic benefit through immediate and sustained reversal of the antiplatelet activity of ticagrelor, potentially mitigating concerns regarding bleeding risks associated with the use of this antiplatelet drug.

Bentracimab is currently being evaluated in the REVERSE-IT study, a global Phase 3, multi-center, open-label, prospective single-arm trial designed to study reversal of the antiplatelet effects of ticagrelor with bentracimab in patients who present with uncontrolled major or life-threatening bleeding or who require urgent surgery or invasive procedure. Approximately 200 patients are being targeted for enrollment in the REVERSE-IT study at major health centers worldwide. Patients with reported use of ticagrelor within the prior three days who require urgent ticagrelor reversal are eligible for enrollment. A prespecified interim analysis from the REVERSE-IT trial was presented on Monday, November 15, 2021, during a late-breaking science session at the American Heart Association’s Scientific Sessions 2021. The Company is commencing preparation of a BLA and targeting submission to the FDA in mid-2022.

About Bentracimab (PB2452)
Bentracimab is a novel, recombinant, human monoclonal antibody antigen-binding fragment designed to reverse the antiplatelet activity of ticagrelor in patients who present with uncontrolled bleeding or require surgery. In a Phase 1 clinical trial, bentracimab demonstrated the potential to bring life-saving therapeutic benefit through immediate and sustained reversal of ticagrelor’s antiplatelet activity, mitigating concerns regarding bleeding risks associated with the use of this antiplatelet drug. Data from the Phase 1 clinical trial of bentracimab in healthy volunteers was published in the New England Journal of Medicine in March 2019. In April 2019, bentracimab received Breakthrough Therapy Designation from the FDA. In September 2019, PhaseBio completed a Phase 2a trial in which bentracimab was investigated in healthy, older subjects on dual antiplatelet therapy of ticagrelor and low-dose aspirin. Additionally, the Phase 2a trial investigated a bentracimab regimen for the reversal of supratherapeutic doses of ticagrelor in healthy younger subjects. In November 2021, PhaseBio completed a Phase 2b trial in which bentracimab was investigated in older subjects on dual antiplatelet therapy of ticagrelor and low-dose aspirin. In all active treatment arms in both the Phase 2a and Phase 2b trials, bentracimab achieved immediate and sustained reversal of the antiplatelet effects of ticagrelor and was generally well-tolerated, with only minor adverse events reported. These results are consistent with the results observed in healthy younger subjects treated with ticagrelor in the previously published Phase 1 trial. PhaseBio initiated REVERSE-IT, a pivotal Phase 3 clinical trial of bentracimab, in March 2020 to support a potential Biologics License Application for bentracimab to treat patients with uncontrolled bleeding or requiring surgery. Interim results from the Phase 3 REVERSE-IT trial were presented in November 2021 and subsequently published in NEJM Evidence in December 2021.

Exhibit 99.1
About PhaseBio
PhaseBio Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company focused on the development and commercialization of novel therapies for cardiovascular diseases. The Company’s pipeline includes: bentracimab (PB2452), a novel reversal agent for the antiplatelet therapy ticagrelor; and PB6440, an oral agent for the treatment of resistant hypertension. PhaseBio’s proprietary elastin-like polypeptide technology platform enables the development of therapies with potential for less-frequent dosing and improved pharmacokinetics, and drives both internal and partnership drug-development opportunities.

PhaseBio is located in Malvern, PA, and San Diego, CA. For more information, please visit www.phasebio.com, and follow us on Twitter @PhaseBio and LinkedIn.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “intends,” “potential,” “projects,” “target,” “will,” “would” and “future” or similar expressions are intended to identify forward-looking statements.

Forward-looking statements include statements concerning or implying the conduct or timing of our clinical trials and our research, development and regulatory plans for our product candidates, the timing of availability or disclosure of data from those clinical trials and the timing of planned regulatory submissions, the potential for these product candidates to receive regulatory approval from the FDA, CDE or equivalent foreign regulatory agencies, and whether, if approved, these product candidates will be successfully distributed, marketed and commercialized, including having sufficient product supply at launch. Forward-looking statements are based on management's current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements.

Risks regarding our business are described in detail in our Securities and Exchange Commission filings, including in our Annual Report on Form 10-K for the year ended December 31, 2021. These forward-looking statements speak only as of the date hereof, and PhaseBio Pharmaceuticals, Inc. disclaims any obligation to update these statements except as may be required by law.

Investor Contact:
John Sharp
PhaseBio Pharmaceuticals, Inc.
Chief Financial Officer
(610) 981-6506
john.sharp@phasebio.com

Media Contact:
Will Zasadny
Canale Communications, Inc.
(619) 961-8848
will.zasadny@canalecomm.com